UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 13, 2007, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). The amended Code supersedes the Code of Business Conduct and Ethics adopted by the Board of Directors of the Corporation on November 14, 2006. A copy of the Code, as amended, is filed as Exhibit 14.1 and incorporated herein by reference.

The following is a summary of the adopted amendments: (a) language was added to expressly recognize the responsibility of all directors, officers and employees to treat all persons without bias, discrimination or harassment; (b) language was added that specifies in more detail certain laws that must be adhered to; (c) language was added to expand the discussion of the U.S. Foreign Corrupt Practices Act; (d) language was added to clarify that questions about the legality of proposed or actual conduct should be addressed to the General Counsel or the Code of Ethics Contact Person; and (e) language was added to clarify that the scope of corporate property and assets covered by the Code includes intangible property and proprietary rights of the Corporation.

The amendments took effect upon adoption by the Board of Directors.

Item 8.01.	Other Events.

On November 13, 2007, the Board of Directors of Corporation adopted amendments to the Corporation’s Corporate Governance Guidelines (the “Guidelines”). The amended Guidelines supercede the Corporate Governance Guidelines adopted by the Board of Directors of the Corporation on November 14, 2006. A copy of the Guidelines, as amended, is filed as Exhibit 99.1 and incorporated herein by reference.

The amendment to the Guidelines clarifies that the Chairman of the Board will normally chair the Executive Committee of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Code of Business Conduct and Ethics, as amended through November 13, 2007.

99.1	Corporate Governance Guidelines, as amended through November 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: November 16, 2007	By:	/s/ Kelly R. Welsh
Kelly R. Welsh
Executive Vice President and General Counsel

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